OrthoPediatrics Corp. Provides COVID-19 Business Update

WARSAW, Indiana, March 30, 2020 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today provided a business update on the proactive steps it is taking in response to the global COVID-19 pandemic.

“As we manage through the challenges presented by the COVID-19 pandemic, our first thoughts go to the healthcare providers, who are selflessly caring for those who are ill. Our priority remains the health and safety of our employees, our customers and patients, and our partners and the communities they serve,” commented Mark Throdahl, OrthoPediatrics’ President and Chief Executive Officer. “While our business may be materially impacted over the short-term as elective procedures are temporarily deferred in countries and regions impacted by the pandemic, we have a strong balance sheet that allows us to maintain our operations so we preserve our capability to support our customers and their patients as well as to realize future growth opportunities. Times like this are a test of a company’s leadership and its culture. We are delighted by the spontaneous demonstrations of leadership at all levels throughout OrthoPediatrics as we work remotely but remain cohesive and focused on our strategic priorities. The fundamental prospects of our business remain strong, and once we emerge from this crisis, we will continue to advance our mission to transform the standard of care in pediatric orthopedics.”

Business Performance Update
As hospitals globally postpone elective procedures to generate capacity for treating COVID-19 patients, the Company is withdrawing its previously announced 2020 revenue guidance of growth in the range of 22%-24% and investment in consignment sets in a range of $19-$21 million. OrthoPediatrics anticipates its near-term Deformity Correction and Scoliosis businesses will be significantly impacted following a very strong start to the year. It does not expect the pandemic to impact the Trauma business to the same degree. While elective pediatric orthopedic surgeries cannot be postponed indefinitely and our surgeon customers support our confidence that there will be a rebound following the crisis, the Company cannot determine the duration of the postponement or the timing or extent of pent-up demand. OrthoPediatrics anticipates that the magnitude of the recovery will be limited only by operating room and surgeon scheduling capacity.

The Company is proactively responding to the pandemic and working closely with its surgeon base and partners to navigate through this unforeseen event while maintaining operations, including announcing that there will be no layoffs of all its direct employees. To support the anticipation of rescheduled cases following the COVID-19 pandemic, the Company is working with its key suppliers to continue building inventories of certain products. Furthermore, OrthoPediatrics has established a Distributor Relief Fund for its 34 domestic and certain international sales agencies, stabilizing the 168 domestic sales consultants who are focused virtually exclusively on OrthoPediatrics.

Meanwhile, OrthoPediatrics has accelerated sales training on new products such as Orthex with remote learning, which will continue to expand during the downturn. In addition to continuing to provide its support to its employees and partners, the Company recently utilized its DocMatter website to sponsor

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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the first of many webinars that was attended by several hundred surgeons around the world discussing how to treat pediatric patients in the midst of a COVID-19 pandemic.

The Company’s core new product development programs have not been impacted and proceed apace. OrthoPediatrics is also continuing discussions with interesting acquisition opportunities. Additionally, the Company continues to receive international regulatory approvals and progress its initiatives to achieve full compliance with the European Union Medical Device Directive, even though the EU has announced that the directive has been postponed for one year.

OrthoPediatrics expects to provide an updated outlook in conjunction with its first quarter earnings report.

Balance Sheet Update
As of December 31, 2019, the Company had a cash, cash equivalents, and restricted cash balance of $72.0 million, which includes contributions from a recent financing. On December 11, 2019, the Company completed a public offering selling 1,755,500 shares at a price of $36.50 per share. The public offering generated net proceeds of $60 million, after deducting underwriting commissions and offering expenses payable by OrthoPediatrics. The Company believes its cash balance is sufficient to fund operations through 2021 and still allow it to take advantage of acquisition opportunities and other strategic transactions. In addition, OrthoPediatrics has the full amount of its $15 million revolving credit facility with Squadron Capital currently available.

2020 Outlook Update
Due to the rapidly evolving environment and continued uncertainties surrounding the impact of COVID-19 and the likelihood that this impact may materially affect the Company’s near-term financial performance, OrthoPediatrics is withdrawing its previously announced revenue guidance of growth in the range of 22%-24% and investment in consignment sets in a range of $19-$21 million.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 34 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

	TRAUMA & DEFORMITY	SCOLIOSIS	SPORTS MEDICINE	CLINICAL EDUCATION